Exhibit 10.7

FORM OF RESTRICTED STOCK UNIT AGREEMENT
FOR TIME-BASED RSUs

Date:

Company: Ormat Technologies, Inc.
Date of Grant:
Total No. of Restricted Stock Units: Vesting Schedule: 100% - First Anniversary from Grant Date

Dear

We are pleased to inform you that, as an eligible employee of Ormat Technologies, Inc. (herein called the “Company”) or one of its subsidiaries, you have been granted one or more restricted stock units (herein called “RSUs”) under the Company’s 2018 Incentive Compensation Plan and the Restricted Stock Unit Terms and Conditions (herein called the “Plan” and the “Terms and Conditions”).

By your signature, you agree that the RSUs are granted under and governed by the Plan and the Terms and Conditions, and acknowledge receipt of these documents, as well as the Prospectus for the Plan. As set forth in Section 1 of the Terms and Conditions, a signed copy of this agreement must be received by the Corporate Secretary of the Company, c/o Ormat Systems Ltd., Industrial Area, P.O. Box 68, Yavne 8100 Israel before 5:00 P.M. Eastern time on the 3rd business day after the date of grant noted above. If the 3rd business day is a holiday in the United States or in Israel, such signed copy of this agreement will be considered timely received if it is received by 5:00 P.M. Eastern Time on the following business day in the United States and Israel after such holiday. Failure to return a signed copy of this agreement will deem the grant of the RSUs null and void.

This agreement and the documents that accompany to it constitute the entire agreement between you and the Company with respect to the RSUs granted hereunder and supersede in their entirety all prior undertakings and agreements of the Company and yourself, both written and oral, with respect to the RSUs granted hereunder (including the shares underlying it).

Furthermore, by your signature you hereby approve and agree to all the aforesaid in this agreement and the trust agreement signed with the Trustee (as defined in Annex A) and you declare that you are familiar with the provisions of Section 102 and the Capital Gains route. You hereby undertake not to sell or transfer the Shares underlying the RSUs prior to the lapse of the restrictions period, unless you pay all taxes, which may arise in connection with such sale and/or transfer.

Very truly yours,

ORMAT TECHNOLOGIES, INC.

_____________________________________	_____________________________________
Date:	Signature of Awardee

RESTRICTED STOCK UNITS
TERMS AND CONDITIONS

As a participant in the Ormat Technologies, Inc. 2018 Incentive Compensation Plan, ( the “Plan”), you have been granted one or more Restricted Stock Units (herein called “RSUs”) under the Plan. RSUs give you the opportunity to receive at a specified future date, payment of an amount equal to all or a portion of the Fair Market Value of a specified number of shares of Common Stock after the Vesting Date(s) specified in Section 2 below (herein called the letter agreement) multiplied by the applicable percentage of RSUs specified in Section 2 below, subject to your acceptance of the RSUs as provided in Section 1 below and the other terms and conditions described below.

The date of the grant of the RSUs (herein called the date of grant) is set forth in the letter agreement.

Note that all capitalized terms in the letter agreement and these Terms and Conditions are defined in the Plan, except as indicated in such agreement and herein. All terms of the Plan are hereby incorporated into these Terms and Conditions.

1.

Acceptance of RSUs: The RSUs will not be deemed granted unless you sign your name in the space provided on the enclosed copies of the letter agreement and cause one signed copy to be received by the Corporate Secretary of the Company, c/o Ormat Systems Ltd., Industrial Area, P.O. Box 68, Yavne 8100 Israel (or to such other person and place as the Company may specify in writing), before 5:00 P.M. Eastern Time on the 3rd day after the date of grant. If the 3rd day is a holiday in the United States or in Israel, such signed copy of the letter agreement will be considered timely received if it is received by 5:00 P.M. Eastern Time on the following business day in the United States and Israel after such holiday. If the Corporate Secretary does not receive your properly executed copy of the letter agreement before such time, then, anything in the letter agreement and these Terms and Conditions to the contrary notwithstanding, the grant of the RSUs will be deemed null and void ab initio (as of the date of the grant). (Your signing and delivering a copy of the letter agreement will evidence your acceptance of the RSUs upon these Terms and Conditions.)

2.	Vesting:

(a)	Subject to the provisions of this Section 2 and of Section 5, 6 and 7, the RSUs shall become vested in accordance with the following vesting schedule:

(i)      100% of the RSUs shall vest on [ First Anniversary from Grant Date];

No fractional shares shall be delivered and fractional shares shall be disregarded. All vesting increments shall be rounded to the nearest whole number of RSUs.

(b)

The RSUs shall not become vested unless you shall have remained continuously in the employ or service of the Company or of one or more of its Subsidiaries on the applicable Vesting Date, except as provided in Section 5, 6 and 7. Any RSUs that are not vested will terminate on the date of your Separation from Service.

3.

Issuance of Shares: RSUs will be credited to an account to be maintained on your behalf. The Fair Market Value of any vested RSUs measured as of the Vesting Date will be paid within thirty (30) days of the date such Vesting Date. Payment of any RSUs shall be made by the issuance of shares of Common Stock.

4.

Transferability of RSUs: The RSUs shall not be transferable by you otherwise than (i) by will or (ii) by the laws of descent and distribution. Any transferred RSU shall continue to be subject to these Terms and Conditions.

5.

Death: Section 2 to the contrary notwithstanding, if you incur a Separation from Service because you die, you will become fully vested in any unvested RSUs awarded under the letter of grant to which these Terms and Conditions are attached.

6.	Other Separation from Service:

(a)     Except as otherwise clearly specified in a duly executed, written, valid and binding agreement between you and the Company, if you incur a Separation from Service before the end of the applicable Vesting Date for any reason other than death, you will immediately forfeit any unvested RSUs.

(b)

For the purposes of the letter agreement, your employment by a Subsidiary of the Company shall be considered terminated on the date that the company by which you are employed is no longer a Subsidiary of the Company.

7.

Change of Control: Section 2 to the contrary notwithstanding, upon a Change of Control, you will become fully vested in any unvested RSUs awarded under the letter of grant to which these Terms and Conditions are attached.

8.	Dividend Equivalents: Except as otherwise provided in Section 11, no dividend equivalents shall be payable or accumulated in respect of RSUs.

9.

Listing Requirements: The Company shall not be obligated to deliver any certificates representing any shares until all applicable requirements imposed by federal and state securities laws and by any stock exchanges upon which the shares may be listed have been fully met.

10.

Transfer of Employment: Leave of Absence: A transfer of your employment from the Company to a Subsidiary or vice versa, or from one Subsidiary to another, without an intervening period, shall not be deemed a Separation from Service. If you are granted an authorized leave of absence, you shall be deemed to have remained in the employ of the Company or a Subsidiary during such leave of absence.

11.	Adjustments in RSUs:

(a)     The existence of the letter agreement and the RSUs shall not affect or restrict in any way the right or power of the Board of Directors or the stockholders of the Company to make or authorize any reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the shares or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business.

(b)

In the event of any change in or affecting the outstanding shares by reason of a stock dividend or split, merger or consolidation (whether or not the Company is the surviving corporation), recapitalization, spin-off, reorganization, combination or exchange of shares or other similar corporate changes or an extraordinary dividend in cash, securities or other property, the Board of Directors shall make such amendments to the Plan, the letter agreement, these Terms and Conditions and the RSUs and make such adjustments and take actions thereunder as it deems appropriate, in its sole discretion, under the circumstances. Such amendments, adjustments and actions may include, but are not limited to, (i) changes in the number and kind of shares underlying the RSUs set forth in the letter agreement, and (ii) accelerating the vesting of the RSUs. The determination by the Board as to the terms of any of the foregoing adjustments shall be conclusive and binding.

12.

Stockholder Rights: Neither you nor any other person shall have any rights of a stockholder as to shares underlying any RSUs unless and until (a) the Company pays or settles any vested RSUs in shares of Common Stock, and (b) such Common Stock shall have been recorded by the Company’s registrar, American Stock Transfer and Trust Company (herein called “AST”), as having been issued or transferred, as the case may be.

13.	Delivery of Shares: To the extent that any vested RSUs are paid or settled in shares of Common Stock:

(a)     Certificates for any shares issuable upon exercise will be issued and delivered as soon as practicable, subject to Section 7.

(b)

If a Registration Statement on Form S-8 is in effect with respect to the RSUs, you can arrange with your stockbroker to have the broker exercise your right on your behalf and have the shares withdrawn from AST electronically by DWAC for deposit in your brokerage account.

14.	Tax Matters:

(a)     You should consult your tax advisor about tax consequences of the RSUs.

(b)

Tax Withholding for U.S. Employees: If and to the extent Federal income tax withholding (and state and local income tax withholding, if applicable) may be required by the Company in respect of taxes on income you realize upon or after payment or settlement of any portion of the RSUs, or upon disposition of any shares of Common Stock acquired through the payment or settlement of any RSUs, the Company may withhold such required amounts from your future paychecks or may require that you deliver to the Company the amounts to be withheld. You may also pay the minimum required Federal income tax withholding (and state and local income tax withholding, if applicable) by electing either to have the Company withhold a portion of the shares of Common Stock otherwise issuable upon payment or settlement of the RSUs, or to deliver other shares of Common Stock you own, in either case having a fair market value (on the date that the withholding amount is to be determined) of the minimum amount required to be withheld, provided that the election will be irrevocable and will be subject to such rules as the Committee may adopt. You may also arrange to have any tax (or taxes) paid directly to the Company on your behalf from the proceeds of the sale of Common Stock to the extent provided in the notice of exercise referred to in Section 10.

(c)

Tax Withholding For Israeli Employees - The provisions specified in Annex A attached hereto shall apply only to Eligible Individuals who are residents of the state of Israel or those who are deemed to be residents of the state of Israel for the payment of tax, from the date of the grant and until the last Exercise date.

(d)

Section 409A. The grant, vesting, payment and settlement of the RSUs are intended to be exempt from the requirements of Code Section 409A. Notwithstanding any other provision of the letter agreement, these Terms and Conditions or the Plan to the contrary, the Company makes no representation regarding the status of any RSUs under Code Section 409A.

15.

Employment or Other Service: Nothing contained herein shall confer any right to continue in the employ or other service of the Company or a Subsidiary or limit in any way the right of the Company or a Subsidiary to change your compensation or other benefits or to terminate your employment or other service with or without cause.

16.

Short-Swing Trading: If you are a director or executive officer of the Company or one of its subsidiaries who is granted RSUs, you must report such grant, the vesting or settlement of such RSUs and any sale of Common Stock received upon settlement of any RSUs, on a Form 4 (Statement of Changes of Beneficial Ownership of Securities) within two business days of such reportable event pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended. The Corporate Secretary of the Company will provide you with a form of the Form 4 upon request, but such filing is the personal responsibility of the holder of RSUs. All holders of RSUs should consult the Company’s Insider Trading Policy before arranging any trade in any of the Company’s securities, including Common Stock.

17.	Time of Essence: Time is of the essence with respect to delivering notices and stock certificates hereunder. There is no grace period.

18.	Successors: These Terms and Conditions are binding on your heirs and personal representatives and on the successors of the Company.

19.	Counterparts: The letter agreement may be executed in duplicate counterparts, each of which shall be deemed to be an original.

ORMAT TECHNOLOGIES, INC.
6225 Neil Road, Reno, NV 89511-1136, USA • +1-775-356-9029 • ormat@ormat.com	ormat.com